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                              EX-10.1
                              Employee Stock Option Plan


                        SUPERSHUTTLE INTERNATIONAL, INC.

                           EMPLOYEE STOCK OPTION PLAN

I.   PURPOSES OF THE PLAN

     This Employee Stock Option Plan (1995) (the "Plan") is intended to promote the interests of SuperShuttle International, Inc. (the "Corporation") by providing a method whereby directors, officers and key employees of the Corporation and its subsidiaries (which employees may also be officers or directors of the Corporation), as well as consultants and other providers of goods and services to the Corporation and its subsidiaries, who are largely responsible for the management, growth, financial or business success of the Corporation or its subsidiaries may be offered incentives and rewards which will encourage them to acquire or increase a proprietary interest in, or otherwise increase their interest in the performance of the Common Stock of the Corporation and to remain in the employ of the Corporation or its subsidiaries.

     It is intended that incentive stock options ("ISO") (as defined by Section 422 of the Internal Revenue Code of 1986, as amended or superseded (the "Code")), non-qualified stock options ("NQ"), and stock appreciation rights ("SAR") may be granted under this Plan.

II.  1986 PLAN

     This Plan supersedes the Company's Stock Option Plan (1986) and that plan shall be of no further force or effect, except that all options that are outstanding under that plan (that are not cancelled in exchange for new options under this Plan) shall remain outstanding in accordance with their terms.

III. ADMINISTRATION OF THE PLAN

     (a) The Plan shall be administered by the Corporation's Board of Directors (the "Board"). The Board, however, may at any time appoint a committee (the "Committee") consisting of not less than two (2) Directors and delegate to such Committee any or all of the administrative powers allocated to the Board under the provisions of the Plan, except those described in Paragraphs IX, X and XIII, including (without limitation) the power to grant options and related SARs under the Plan.

     (b) Any reference to the Board in one or more provisions of the Plan shall', except for the references in Paragraphs IX, X and XIII mean the Committee, if the Committee is at the time responsible for the administration of either the Plan or those particular provisions of the Plan. The Board or the Committee, as the case may be, is authorized to establish such rules and


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regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option as it may deem necessary or advisable. Decisions of the Board shall be final and binding on all parties who have an interest in the Plan or any outstanding option. Decisions of the Committee shall also be final and binding upon all interested parties, unless the Board shall make a contrary determination.

IV.  ELIGIBILITY FOR OPTION GRANTS

     (a) The persons who shall be eligible to receive options pursuant to the Plan ("Optionee(s)") shall be such officers, directors and employees of, and franchisee principals, consultants and other providers of goods and services, to the Corporation, its parents and the subsidiaries as the Board shall select from time to time.

     (b) For the purposes of the Plan, each corporation in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation other than the last corporation in the unbroken chain owns, at the time of the option grant, a 50 percent (50%) or more beneficial interest in one of the other corporations in such chain.

     (c) For the purposes of the Plan, the term "parent" shall mean any Corporation, other than the Corporation, in an unbroken chain of corporations ending with the Corporation if, at the time of the granting of the Option, each of the corporations, other than the Corporation, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

V.   STOCK SUBJECT TO THE PLAN

     (a) The Stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Class A Common Stock, $0.01 par value of the Corporation (the "Common Stock"). The aggregate number of issuable shares of Common Stock under this Plan and the 1986 plan shall not exceed 445,900 shares, subject to adjustment as provided in Paragraph V(b). Should an option granted under this Plan or the 1986 plan be terminated for any reason without being exercised, or be cancelled, in whole or in part, the shares subject to the portion of the option not so exercised or which is cancelled shall be available for subsequent grants under this Plan; provided, however, that if such option is surrendered by the Optionee by reason of the exercise of a related SAR granted under Paragraph VIII hereof, then the shares subject to such option shall not be available for subsequent grants under this Plan.



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     (b) In the event any change is made to the Common Stock issuable under the
Plan, whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate structure effected without receipt of consideration (other than changes occurring on account of a stock issuance upon exercise of options, rights or warrants or the conversion of convertible securities), then unless such change results in the termination of an outstanding option pursuant to the provisions of the related Option Agreement, the Board (either before or after such event), shall make appropriate adjustments to the number and/or class of shares and the exercise price per share of the stock subject to each outstanding option and any related SAR and with regard to the maximum number and/or class of shares issuable under the Plan, all in order to prevent the dilution of benefits under such options and the Plan and to provide to the extent practical after such event benefits identical to those provided under such options and the Plan prior to such event; provided, however, that notwithstanding the foregoing, any and all such adjustments in connection with an ISO shall comply in all respects with Sections 422 and 424 and any other applicable provisions of the Code and the regulations thereunder. The adjustments determined by the Board shall be final, binding and conclusive; provided, however, that if the Board fails to consider whether an adjustment is appropriate, then until such time, if any, as the Board may undertake such consideration, the number and/or class of shares and the exercise price of each outstanding option and the maximum number and/or class or shares issuable under this Plan shall be deemed adjusted in the most reasonable manner so as to prevent dilution of benefits under such options and this Plan and to provide to the extent practicable benefits after such event identical to those provided under such options and this Plan prior to such event.

     (c) In the event that the Corporation acquires an interest in another entity in a merger, consolidation, acquisition of property or stock, reorganization or liquidation, then subject to the approval of the Board, options of such other entity may be assumed, or options of the Corporation under this Plan may be substituted therefor.

     (d) The grant of options shall in no way restrict the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

VI.  TERMS AND CONDITIONS OF OPTIONS

     ISOs and NQs granted pursuant to the Plan shall be authorized by action of the Board and shall be evidenced by separate Option



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Agreements in such form and containing such terms, conditions and restrictions as the Board shall from time to time approve. Each such option, however, shall comply with and incorporate at least the following terms and conditions:

     1.   Option Price.

     A. The option price per shall be fixed by the Board, but in no event shall the option price per share be less than One Hundred Percent (100%)) of the fair market value of a share of Common Stock on the date of the option grant. Notwithstanding the foregoing, in the case of any individual who directly or indirectly possesses more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation (or any parent or subsidiary), the option price per share shall not be less than One Hundred Ten Percent (110%) of the fair market value of a share of Common Stock on the date of the option grant.

     B. The option price shall become immediately due upon exercise of the option and shall be payable as follows:

          (i) full payment in cash or check;

          (ii) full payment in shares of Common Stock of the Company having a fair market value on the Exercise Date (as such term is defined below) equal to the option price; or

          (iii) a combination of shares of Common Stock valued at fair market value on the Exercise Date and cash or check, equal in the aggregate to the option price.

     For purposes of this Plan, the Exercise Date shall be the date on which the Corporation receives written notice of the exercise of the option, together with payment of the option price for the purchased shares.

     C. The "fair market value" of a share of Common Stock on any relevant date for purposes of any provision of this Plan shall be the closing price of one share of Common Stock on the date in question on the principal exchange on which the Common Stock is then listed or admitted to trading, as such price is officially quoted by the composite tape of transactions on such exchange, or the closing average of the bid and asked prices, as such prices are officially quoted in NASDAQ if the Common Stock is then traded in the over-the-counter market. If there are no reported sales of Common Stock on the principal exchange, or NASDAQ on such date, then the closing price on such exchange or such average of the NASDAQ bid and asked prices, on the next preceding day for which there do exist such quotations shall be determinative of fair market value. If the Common Stock is not then listed or admitted to trading on an exchange and is not then traded in the over-the-counter market, the Board shall, in good faith, determine the fair


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market value based upon its consideration of the most recent sale of stock by the Corporation, the most recent sales of stock by stockholders of the Corporation, the financial performance of the Corporation, the book value of the Corporation's outstanding Common Stock and other relevant factors, giving such weight and priority to the various available data as it, in its business judgment, shall determine.

     2.   ISO Value Limitation

     A. Notwithstanding any contrary provision in this Plan, in the case of ISOs, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all plans of the Corporation and its parent and subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000).

     3. Term and Exercise of Options. Each option granted under the Plan shall be exercisable at such time or times during such period, and for such number of shares as shall be determined by the Board and set forth in the instrument evidencing such option; provided, however, that no option granted under this Plan shall have a term in excess of ten (10) years from the grant date and no ISO granted to any individual who directly or indirectly possesses more than ten (10%) of the total combined voting power of all classes of stock of the Corporation (or any parent or subsidiary) shall have a term in excess of five
(5) years from the grant date. No fractional shares shall be issued, and fractional shares remaining in any option shall be rounded down to the next nearest whole number of shares. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Federal Employee Retirement Income Security Act or the rules thereunder.

     4.   Effect of Termination of Employment or Services.

     A. Should an optionee cease to be an officer, director or employee of, or a consultant or other provider or goods or services to the Corporation or its subsidiaries for any reason other than death, then any outstanding option granted such Optionee under this Plan shall be exercisable by the Optionee only during the three (3) month period following the date of cessation of such status (but not later than the specified expiration date of the option term) and only to the extent of the number of shares for which the option is exercisable on the date of such cessation of such status. Upon the expiration of such three (3) month period or (if earlier) upon the expiration of the option term, any option shall terminate and case to be exercisable. In the case of any Optionee who is


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"disabled" (as defined by Section 422(c) of the Code), with respect to any stock option held by such Optionee the foregoing three (3) month period shall be one
(1) year (but not later than the specified expiration date of the option term). In the case of employees, cessation of such status shall be that date on which the individual is no longer on the payroll; in the case of all others it shall be that date as of which either party informs the other, in writing, that the individual will thereafter no longer be requested to provide his or her services, or that the individual no longer will be providing his or her services.

     B. Any option granted to an Optionee under this Plan and exercisable in whole or in part on the date of the Optionee's death may be subsequently exercised, but only to the extent of the number of shares for which the option is exercisable on the date of the Optionee's death, by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent or distribution, provided that such exercise must occur prior to the specified expiration date of the option term or (if earlier) the first anniversary of the date of the Optionee's death. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

     5. Acceleration of Options. In the event that the Corporation or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Corporation by means of sale, merger, reorganization or liquidation, then each option outstanding under the Plan shall become exercisable during the fifteen (15) days immediately prior to the scheduled consummation of such sale, merger, reorganization or liquidation, with respect to the full number of shares of Common Stock purchasable under such option; provided, however, that no such acceleration of the exercise date shall occur if the terms of the agreement require as a prerequisite for the consummation of any such sale, merger, reorganization or liquidation that each such outstanding option shall either be bona fidely assumed by, or be replaced with a comparable bona fide option to purchase shares of capital stock of, the successor corporation or parent thereof or a parent of the Corporation; and provided further that any such exercise of an option during such fifteen (15) day period shall be conditioned upon the consummation of such transaction and shall be effective only immediately before such consummation, except to the extent that an optionee may indicate, in writing, that such exercise is unconditional with regard to all or part of the unaccelerated portion of the option. The determination of such comparability shall be made by the Board at least 20 days prior to the consummation of such transaction, and its determination shall be final, binding and conclusive. Upon consummation of the sale, merger, reorganization or liquidation contemplated by the agreement, all outstanding options, whether or not accelerated, shall terminate and cease to be exercisable, unless assumed by the



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successor corporation or parent thereof or a parent of the Corporation.

     6. Stockholder Rights. An option holder shall have none of the rights of a stockholder with respect to any shares subject to the option until such individual shall have validly exercised the option and paid the option price in full.

VII. CANCELLATION OR EXCHANGE AND NEW GRANT OF OPTIONS

     (a) The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under the Plan and its predecessor (1986) plan and to grant in substitution therefor new options under this Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than that called for on the new grant date, in accordance with Paragraph VI of this Plan.

VIII. STOCK APPRECIATION RIGHTS

     (a) Any option granted or to be granted under this Plan may, in the discretion of the Board, include a related SAR. An SAR may be granted either at the time the related option is granted or at any time thereafter prior to exercise, termination or cancellation of such related option; provided, however, that no SAR may be granted in connection with an ISO which was granted prior to the grant of such SAR. Optionees receiving an SAR may exercise the SAR by surrendering to the Corporation the option or any portion thereof which is then exercisable, and the obligation of the Corporation in respect of the option to which the SAR relates (or such portion thereof) will be discharged by payment of the SAR so exercised.

     (b) Upon the exercise of an SAR, the Corporation shall pay to the Optionee an amount equal to the difference between (1) 100 percent of the then fair market value (as defined in Paragraph VI(1)(C) hereof as of the date of exercise) of the shares of Common Stock subject to the option or portion thereof surrendered by the Optionee, and (2) the aggregate option exercise price of such shares. The Optionee may elect to receive such payment in cash or in shares of Common Stock valued at fair market value (as defined in Paragraph VI (1) (C) hereof as of the date of exercise), or in any combination thereof; provided, however, that the Corporation may, in its discretion, consent to or disapprove the election of the Optionee to receive cash in full or partial payment to the SAR. Notwithstanding any contrary provision hereof, if the Optionee is then a person subject to the filing requirements imposed under Section 16(a) of the Securities Exchange Act of 1934 (the "Act") with respect to the Corporation (a "Reporting Person") then (absent any available exemption under the Act) any election by the Optionee to receive cash in full or partial payment of the SAR, as well as


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any exercise by the optionee of such SAR for cash, shall be made to take effect as of and shall occur during the Ten-Day Window Period beginning on the third business day following the date of the "release of the financial data" (as defined below) and ending on the twelfth business day following such date. As used herein the term "release of the financial data" means the publication of quarterly and annual summary statements of the Corporation's revenues and earnings either on a wire service, in a financial news service, or in a newspaper of general circulation or the making of such financial information otherwise publicly available.

     (c) SARs granted under this Plan shall be subject to all of the terms, conditions and restrictions as the Board shall provide in the Option Agreement evidencing the option to which such SAR relates, and shall further be subject to the following:

          (i) SARs shall expire upon expiration of the option to which such SAR relates.

          (ii) SARs shall be transferable only when the option to which such SAR relates is transferable, and shall be subject to the terms, conditions and restrictions regarding transferability provided in this Plan and any separate instruments evidencing such option.

          (iii) SARs shall be exercisable only when and to the extent the option to which such SAR relates is then exercisable.

          (iv) In the case of any SAR related to an ISO granted hereunder, said SAR shall be exercisable only when the then fair market value (as defined in Paragraph VI(l)(C) hereof) of the shares of Common Stock subject to the option (or the portion thereof) surrendered by the Optionee exceeds the exercise price of such option (or such portion thereof).

     (d) References in this Plan to the term "option" shall, where appropriate, include an SAR.

     (e) In the event of the exercise of an SAR, the obligation of the Corporation in respect of the option to which such SAR relates (or such portion thereof) will be discharged by payment of the SAR so exercised.

IX.  AMENDMENT OF THE PLAN

     (a) Except as set forth herein, the Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan.


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     (b) The Board hereby expressly reserves the right to amend or modify the terms and provisions of the Plan and of any outstanding options under the Plan to the extent necessary to qualify any or all options under the Plan for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded employee stock options under amendments to the Internal Revenue Code or other statutes or regulations which become effective after the effective date of this Plan.

     (c) Notwithstanding the provisions of Paragraphs IX(a) and (b), the Board shall not, without the approval of the Corporation's stockholders, (i) materially increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Paragraph V(b), or (ii) materially modify the eligibility requirements for the grant of options under the Plan.

     (d) With respect to persons who are then Reporting Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the plan administrators. Moreover, in the event the Plan does not include a provision required by said Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of grants) shall be deemed automatically to be incorporated by reference into the Plan insofar as such Reporting Persons are concerned.

X.   EFFECTIVE DATE AND TERM OF PLAN

     (a) The Plan became effective when adopted by the Board on September 7, 1995, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Corporation's stockholders, which approval shall be by the affirmative vote of a majority of a quorum of shareholders at a meeting of stockholders, or by such other method as may be proper under applicable law. If stockholders approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then any options previously granted under the Plan shall terminate and no further options shall be granted. Subject to such limitation, options may be granted under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan.

     (b) Unless sooner terminated, the Plan shall terminate upon the earlier of
(i) September 6, 2005, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options granted hereunder. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in


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accordance with the provisions of the instruments evidencing such options.

XI.  USE OF PROCEEDS

     The proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

XII. WITHHOLDING

     The Corporation's obligation to deliver shares or cash upon the exercise of any option (or related SAR) granted under the Plan shall be subject to the Optionee's satisfaction of all applicable federal, state and local income, excise and employment tax withholding requirements (collectively "Tax Requirements").

     An Optionee may satisfy this withholding obligation, in whole or in part, by electing either to have withheld from the shares otherwise issuable to the Optionee shares of Common Stock, or to deliver to the Company already-owned shares of Common Stock, having a fair market value (as defined in Paragraph VI.C. hereof) sufficient to satisfy the Tax Requirements, subject to the following conditions or restrictions: (i) such election shall be made in writing and prior to the date that the exercise of the option (or related SAR) becomes taxable (the "Tax Date"); (ii) such election shall be irrevocable, (iii) such election shall be subject to the disapproval of the Corporation in its sole discretion; (iv) if the Optionee is then a Reporting Person, such election may not be made within six months of the grant of the option or the later grant of a related SAR, as the case may be; and (v) if the Optionee is then a Reporting Person, such election shall (absent any available exemption under the Act) be made either (a) six months or more prior to the Tax Date, or (b) during a Ten-Day Window Period. In the event that upon or prior to the exercise of the option or related SAR, the Optionee elects to have a portion of the shares of Common Stock otherwise issuable to the Optionee withheld to satisfy applicable Tax Requirements, the amount of withholding shall be based on the fair market value of shares of the Common Stock (as defined in Paragraph VI.C hereof) on the date of exercise. If the number of shares withheld is insufficient to satisfy the Tax Requirements determined as of the Tax Date, the Optionee shall fully comply with all arrangements required by the Corporation for the satisfaction of the deficiency. If the number of shares withheld at the time of exercise is in excess of the amount necessary to satisfy the Tax Requirements determined as of the Tax Date, the Corporation shall nonetheless pay over the actual withheld amount to the Internal Revenue Service.



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XIII. REGULATORY APPROVALS AND RELATED MATTERS

     (a) The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise of any such option shall be subject to the Corporation's procurement of all material approvals and permits required by regulatory authorities and stock exchanges having jurisdiction over this Plan, the options granted under it and the stock issued pursuant to it; provided, however, that the failure to obtain any such approval or permit shall not invalidate any options granted hereunder, unless in the opinion of counsel for the Corporation, that result is required as a matter of law to protect the Corporation from significant damages. All stock issued upon exercise of options under the Plan shall bear legends evidencing restrictions on transferability, unless and until, in the opinion of counsel for the Corporation, such restrictions and legends are not required. The Corporation may delay the issuance of stock upon exercise of options if, in the opinion of counsel for the Corporation, registration of such stock with the Securities and Exchange Commission is then required, in which event such delay may extend until such time as the Board of Directors deems it to be in the best interests of the Corporation to proceed with such registration.

     (b) The Board may require any Optionee who will be accepting an option to represent and agree for himself and his transferees that, unless a registration statement under the Securities Act of 1933 is in effect as to the shares that may be received upon exercise of the option, any and all shares of Common Stock so received shall be acquired for his own account and not for resale or distribution, and each notice of the exercise of any portion of the option shall be accompanied by a representation and warranty in writing signed by the person entitled to exercise same, that such shares of Common Stock are being acquired in good faith for his own account and not for resale or distribution, and such other representations and warranties as may be required by the Board or the Optionee's Stock Option Agreement.

     (c) At any time that an Optionee contemplates the disposition (whether by sale, exchange, gift or other form of transfer) of any shares of Common Stock acquired pursuant to an option granted hereunder, he shall first notify the Corporation in writing of such proposed disposition and shall thereafter cooperate with the Corporation in complying with all applicable requirements of law which, in the judgment of the Corporation, must be satisfied prior to the making of such disposition. Before consummating such disposition, the Corporation may require such Optionee to provide to the Corporation an opinion of such Optionee's counsel, of which both the opinion and such counsel shall be satisfactory to the Corporation, that such disposition will not result in a violation of any state or federal securities laws or regulations.


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XIV. INDEMNIFICATION

     The Board and the Committee members shall have the benefit of all rights to indemnification in connection with actions taken or not taken under this Plan as are available to them as a matter of law and under the Corporation's Certificate of Incorporation, By-laws, and insurance policies.


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